Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,
Danielle Wassner, Yasmin Zohar*, Tammy Alon, Assaf Unger,

Uri Dotan, Yinon Itan, Amos Shiffman

* Also admitted in New York

Tel-Aviv, December 18, 2017
Ref: 6066/60

To:

Vascular Biogenics Ltd.

8 Hasatat St., Modi’in

7178106, Israel

Ladies and Gentlemen:

Re: Registration Statement on Form F-3

We have acted as Israeli counsel for Vascular Biogenics Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), which registers the offer, issuance and sale by the Company, from time to time, of up to $150 million, in the aggregate, of any one or more of the following types of securities, individually or in units:

(a) ordinary shares, par value 0.01 New Israeli Shekels per share (“Ordinary Shares”) of the Company (the “Shares”).

(b) debt securities (including convertible debt securities) in the form of either senior debt securities or subordinated debt securities (the “Debt Securities”); and

(c) warrants to purchase Ordinary Shares (the “Warrants”), and, together with the Shares and Debt Securities, the “Securities”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement on Form F-3 and all exhibits thereto; (ii) a copy of the memorandum of association and the articles of association of the Company (together, the “Articles”), as currently in effect; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and other actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We relied on and express no opinion with respect to issues concerning the Company that are addressed in a separate opinion of Goodwin Procter LLP, U.S. counsel of the Company. We have also relied, with the permission of Goodwin Procter LLP, upon the legal opinion letter of Goodwin Procter LLP to the Company dated December 18, 2017 with respect to certain matters concerning the Company and the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

2. With respect to the Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Company Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Company Shares may be issued and sold, (e) receipt by the Company of the consideration for the Company Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Company Shares may be issued, and (f) the authorization of the Israel Innovation Authority in the Ministry of Economy and Industry of the State of Israel (the “IIA”), such Company Shares will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (ii) any certificates relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants, (h) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, and (I) the authorization of the IIA, such Warrants will constitute valid and legally binding obligations of the Company.

4. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Debt Securities, the terms of the offering thereof and related matters (for purposes of this paragraph 3, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the indenture relating to the Debt Securities, by and between the Company and a trustee to be selected by the Company (the “Indenture”), and (ii) any certificates relating to the Debt Securities, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Debt Securities in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Indenture, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Debt Securities may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Indenture and any Debt Securities certificates, of the terms of the Debt Securities and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Indenture, and due issuance, sale and delivery, in accordance with the provisions of any such Indenture, the Registration Statement and the prospectus included therein, of the Debt Securities (h) receipt by the Company of the consideration for the Debt Securities as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, and (I) the authorization of the IIA, such Debt Securities will constitute valid and legally binding obligations of the Company.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Horn & Co. – Law Offices

Horn & Co. - Law Offices